Exhibit 99.1

Intelligent Protection Management Corp. Reports First Quarter 2025 Financial Results Reflecting Transition to Managed Technology Solutions Provider Focused on Cybersecurity and Cloud Infrastructure

$5.5 Million Revenue for First Quarter 2025; Cash Balance of $9.7 Million at March 31, 2025

Jericho, NY – May 14, 2025 – (ACCESS Newswire) – Intelligent Protection Management Corp. (“IPM,” the “Company,” “we,” “our” or “us”) (Nasdaq: IPM), a managed technology solutions provider focused on cybersecurity and cloud infrastructure, today announced financial and operational results for the first quarter ended March 31, 2025.

As previously disclosed, in January 2025, the Company completed its acquisition of Newtek Technology Solutions, Inc. (“NTS”) from NewtekOne, Inc. and the sale of its “Paltalk”, “Camfrog” and “Vumber” applications and certain assets and liabilities related to such applications (the “Transferred Assets”) to Meteor Mobile Holdings, Inc. (together, the “Transactions”). Following the Transactions, the Company’s business is focused on cybersecurity and cloud infrastructure.

For the purposes of this earnings release and the financial information provided herein, revenue and income from operations for the three months ended March 31, 2025 primarily reflect the newly acquired NTS operations, while assets and liabilities related to the Transferred Assets are presented as held for sale/discontinued operations, and the results of operations related to the Transferred Assets are presented as discontinued operations.

First Quarter 2025 Financial Highlights

(all metrics compared to first quarter 2024 unless otherwise noted)

●	Total revenue increased to $5.5 million compared to $0.3 million.

●	Operating loss was $(1.3) million compared to an operating loss of $(1.0) million and included approximately $0.3 million of one-time expenses in connection with the Transactions.

●	Net income totaled $0.8 million compared to net loss of $(0.5) million.

●	Adjusted EBITDA[1] was relatively unchanged at $(0.5) million.

●	Net cash generated from operating activities for the quarter was $1.7 million.

●	The Company had $9.7 million in cash and cash equivalents and no long-term debt as of March 31, 2025.

Recent Operational and Business Highlights

●	Completed the acquisition of NTS and divestiture of the Transferred Assets and, as a result, focused the Company’s business on technology service offerings in the cloud infrastructure and cybersecurity sectors. Go forward business is focused on integration of a comprehensive range of IT-related solutions.

●	Expanded the Company’s Board of Directors to align with the Company’s cybersecurity and cloud infrastructure strategy.

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliation at the end of this release for additional information.

●	Entered into a referral arrangement with NewtekOne, Inc. aimed at offering NewtekOne, Inc.’s clients safety, security, and cost solutions for managing their software and hardware needs.

●	Selected by Hewlett Packard Enterprise to be an accredited partner for its HPE Private Cloud AI solution.

●	Entered into a secured one-year revolving line of credit in the maximum amount of $1.0 million with Newtek Bank, N.A.

●	Effective May 8, 2025, the Company’s Board of Directors approved a stock repurchase plan for up to $400,000 of the Company’s outstanding common stock, which plan expires on the one-year anniversary of such date.

Management Commentary

Jason Katz, Chairman and CEO of IPM, commented, “The first quarter of 2025 was transformational for IPM following the closing of our acquisition of NTS, which concentrates our efforts going forward in the rapidly growing cloud infrastructure and cybersecurity markets. Today, more than ever, cloud infrastructure and cybersecurity are critical to protecting sensitive data, ensuring business continuity and securing a digital economy in an era of growing cyber threats. We have an exciting opportunity to build upon NTS’s historical achievements moving forward as a standalone integrated service company.

“Since the closing of the Transactions, we have successfully integrated our operations and serviced our existing customers without interruption. Moving forward, we believe we are now well-positioned to grow the Company through the expansion of our services offerings to existing legacy NTS customers, while cross-selling our ManyCam services to our historical web hosting customer base. This should lead to further growth and enhancement of operational efficiencies, all focused on driving stockholder value.

“We enter this new chapter for IPM with a strong balance sheet highlighted by $9.7 million in cash and cash equivalents and no long-term debt, which when coupled with the potential earn-out from the Transferred Assets, put us in an ideal position to execute on our business plans and further transform IPM,” Mr. Katz concluded.

Financial Results for Three Months Ended March 31, 2025

Total revenue for the three months ended March 31, 2025 was $5.5 million, compared to $0.3 million for the three months ended March 31, 2024. This increase was primarily driven by new revenue streams as a result of the acquisition of NTS, which closed on January 2, 2025.

Loss from continuing operations for the three months ended March 31, 2025 was $1.3 million, compared to a loss from continuing operations of $1.0 million for the three months ended March 31, 2024. During the first quarter of 2025, the Company incurred approximately $0.3 million of one-time expenses in connection with the Transactions. The loss from continuing operations for the three months ended March 31, 2025 also included $0.9 million of non-cash expense, consisting of amortization and depreciation of $0.7 million ($0.4 million of which represents amortization on newly acquired intangible assets) as well as $0.2 million of non-cash share based compensation. The loss from continuing operations for the three months ended March 31, 2024 included subscriptions sales from ManyCam software as well as all general and administrative expenses for the Company, which included all professional fees and public company expenses.

Net income for the three months ended March 31, 2025 was $0.8 million, compared to a net loss of $(0.5) million for the three months ended March 31, 2024. Net income included a tax benefit of $2.1 million in connection with the recognition of tax benefits recorded in connection with the Transactions for the three months ended March 31, 2025.

Adjusted EBITDA1 remained relatively unchanged at $(0.5) million for the three months ended March 31, 2025 and 2024, respectively.

Cash and cash equivalents totaled $9.7 million at March 31, 2025, a decrease of $0.9 million compared to $10.6 million at December 31, 2024, as a result of a $4.0 million cash payment as part of the acquisition of NTS, partially offset by $1.4 million cash inflow from the divestiture of the Transferred Assets and cash flow from operations of $1.7 million.

The Company reported no long-term debt on its balance sheet at March 31, 2025.

Conference Call Details

Date and Time: Wednesday, May 14, 2025, at 4:30 p.m. Eastern Time.

Call-in Information: Interested parties can access the conference call by dialing (877) 545-0523 for United States callers or +1 (973) 528-0016 for international callers and using the participant access code 312305

Webcast Information: The webcast will be accessible live and archived at, https://www.webcaster4.com/Webcast/Page/2856/52471 and accessible on the Investors section of the Company’s website at https://investors.ipm.com/ under Events & Presentations.

Replay: A teleconference replay of the call will be available at (877) 481-4010 for United States callers or +1 (919) 882-2331 for international callers and using replay access code 52471.

About Intelligent Management Protection Corp.

Intelligent Management Protection Corp. (Nasdaq: IPM) is a managed technology solutions provider focused on cybersecurity and cloud infrastructure. IPM provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services, including consulting and implementing technology solutions for enterprise and commercial clients across the United States. IPM also operates ManyCam. The Company has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: www.ipm.com.

To be added to our news distribution list, please visit: http://www.ipm.com/investor-alerts/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Such forward-looking statements include, but are not limited to, statements relating to estimates of future synergies and efficiencies as a result of the NTS acquisition, expectations regarding the Company’s ability to effectively integrate assets it acquired as a result of the NTS acquisition, expectations of future plans, priorities, focus and benefits of the NTS acquisition, the Company’s ability to realize the intended benefits of the referral arrangement with NewtekOne, Inc. and its status as an accredited partner for the HPE Private Cloud AI solution, the Company’s plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the possibility of security vulnerabilities, cyber-attacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; the Company’s ability to operate its secure private cloud through its data centers; the intense competition in the industry in which the Company operates and its ability to effectively compete with existing competitors and new market entrants; the Company’s ability to consummate favorable acquisitions and effectively integrate any companies or businesses that the Company acquires; the impact of adverse economic and market conditions, including those related to fluctuations in inflation and geopolitical conflicts; the Company’s reliance on a limited number of customers for its revenues and income; the Company’s ability to attract new customers, retain existing customers and sell additional services to customers; the Company’s ability to protect its intellectual property rights; and other events outside of the Company’s control . More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@ipm.com

ClearThink

nyc@clearthink.capital

917-658-7878

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$9,683,317	$10,588,534
Accounts receivable, net of $274,372 allowance	2,152,544	–
Accounts receivable – due from related party	436,425	–
Prepaid expense and other current assets	1,682,004	462,422
Operating lease right-of-use asset, current	882,568	74,490
Employee retention tax credit receivable, net	114,212	114,212
Assets held for sale - current	–	72,925
Total current assets	14,951,070	11,312,583

Property and equipment, net	632,070	–
Intangible assets, net	9,214,716	1,882,781
Goodwill	5,516,501	2,663,229
Operating lease right of use assets, noncurrent	810,130	–
Other assets	13,937	13,937
Total assets	$31,138,424	$15,872,530

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,455,833	$380,298
Accrued expenses and other current liabilities	1,121,678	509,759
Operating lease liabilities, current portion	805,022	74,490
Deferred revenue	3,678,592	555,039
Earnout liability	704,000	–
Liabilities held for sale - current	–	2,024,237
Total current liabilities	8,765,125	3,543,823
Operating lease liabilities, non-current portion	879,098
Deferred tax liability	418,380	429,045
Total liabilities	10,062,603	3,972,868
Commitments and contingencies
Stockholders’ equity:
Series A Preferred Stock, $0.001 par value, 9,000,000 authorized, 4,000,000 and 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	4,000	–
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,878,950 shares issued and 9,236,987 shares outstanding as of March 31, 2025 and December 31, 2024	9,879	9,879
Treasury stock, 641,963 shares repurchased as of March 31, 2025 and December 31, 2024	(1,199,337)	(1,199,337)
Additional paid-in capital	44,763,526	36,399,897
Accumulated deficit	(22,502,247)	(23,310,777)
Total stockholders’ equity	21,075,821	11,899,662
Total liabilities and stockholders’ equity	$31,138,424	$15,872,530

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue
Managed information technology, includes $1,688,583 of related party revenue	$3,558,833	$–
Procurement revenue, includes $54,520 of related party revenue	951,379	–
Professional services revenue, includes $51,850 of related party revenue	726,607	–
Subscription revenue	281,219	271,572
Total revenue	5,518,038	271,572
Costs and expenses
Costs of revenue	2,464,663	61,636
Sales, marketing and product development expense	765,364	265,789
General and administrative expense	2,937,897	743,573
Depreciation and amortization	684,041	205,583
Total costs and expenses	6,851,965	1,276,581
Loss from continuing operations	(1,333,927)	(1,005,009)
Interest income, net	82,392	151,984
Loss from continuing operations before income tax benefit	(1,251,535)	(853,025)
Income tax benefit	2,060,065	598,710
Net income (loss) from continuing operations	808,530	(254,315)
Loss from discontinued operations, net of income tax expense of $480,810 for the three months ended March 31, 2024	–	(237,992)
Net income (loss)	$808,530	$(492,307)

Net income (loss) per share of common stock:
Basic – continuing operations	$0.06	$(0.03)
Diluted – continuing operations	$0.06	$(0.03)

Basic – discontinued operations	$–	$(0.02)
Diluted – discontinued operations	$–	$(0.02)

Basic	$0.06	$(0.05)
Diluted	$0.06	$(0.05)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	13,192,543	9,222,157
Diluted	13,192,543	9,222,157

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$808,530	$(492,307)
Net loss from discontinued operations	–	237,992
Net income (loss) from continuing operations	$808,530	$(254,315)

Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities:
Amortization of intangible assets and depreciation	578,065	205,583
Amortization of operating lease right-of-use assets	206,687	20,841
Depreciation on property and equipment	105,976	–
Deferred tax liability	–	(13,184)
Income tax benefit	(2,060,065)	(598,710)
Stock-based compensation	167,629	59,311
Credit loss expense	3,436	–

Changes in operating assets and liabilities, net of acquired assets and disposition:
Accounts receivable	1,015,863	–
Operating lease liability	(215,265)	(20,841)
Prepaid expense and other current assets	(784,774)	142,734
Accounts payable, accrued expenses and other current liabilities	2,245,148	280,963
Deferred revenue	(326,447)	(158,168)
Net cash provided by (used in) operating activities – continuing operations	1,744,783	(335,786)

Net cash (used in) provided by operating activities –discontinued operations	–	(185,008)

Net cash provided by (used in) operating activities	1,744,783	(520,794)

Cash flows from investing activities:
Cash paid for acquisition of NTS	(4,000,000)	–
Net cash used in investing activities	(4,000,000)	–
Cash flows from financing activities:
Proceeds from sale of Transferred Assets	1,350,000	–
Net cash provided by financing activities	1,350,000	–
Net decrease in cash and cash equivalents	(905,217)	(520,794)
Balance of cash and cash equivalents at beginning of period	10,588,534	13,568,049
Balance of cash and cash equivalents at end of period	$9,683,317	$13,047,255
Supplemental non-cash disclosure:
Non-cash portion of consideration for acquisition of NTS (Series A Preferred Stock issuance)	$8,200,000	–

Use of Non-GAAP Financial Measures

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, stock-based compensation expense and net loss from discontinued operations. Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income, net; other expense, net; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; the provision for income taxes; and net loss from discontinued operations. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

	Three Months Ended
	March 31, (unaudited)
	2025	2024
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$808,530	$(254,315)
Net loss from discontinued operations	--	(237,992)
Interest income, net	(82,392)	(151,984)
Income tax expense, discontinued operations	--	480,810
Income tax benefit	(2,060,065)	(598,710)
Depreciation and amortization expense	684,041	205,583
Stock-based compensation expense	167,631	59,311
Adjusted EBITDA	$(482,255)	$(497,297)